www.TractorSupply.com

TRACTOR SUPPLY COMPANY AUTHORIZES ADDITIONAL
$1 BILLION FOR SHARE REPURCHASES

Brentwood, Tennessee, February 24, 2014 - Tractor Supply Company (NASDAQ: TSCO), the largest retail farm and ranch store chain in the United States, today announced that its Board of Directors authorized a $1 billion increase to its existing share repurchase program, bringing the total amount authorized to date under the program to $2 billion. The program, established in February 2007, also has been extended through December 31, 2017. As of December 28, 2013, the Company had purchased 37.7 million shares (adjusted to reflect the effect of stock splits for all shares repurchased prior to September 27, 2013) for approximately $838.6 million. The remaining $1.2 billion available under the expanded share repurchase program represents approximately 12% of the Company’s outstanding shares at current prices.

Greg Sandfort, President and Chief Executive Officer, stated, “We are committed to driving long-term shareholder value through a balanced strategic approach to managing growth, cash flow and capital allocation. We believe the Board’s decision to increase the share repurchase authorization underscores their confidence in our ability to continue executing against our strategic initiatives and long-term growth targets.”

Anthony Crudele, Chief Financial Officer, commented, “The business continues to produce significant cash flow, providing us with substantial financial liquidity and a strong balance sheet. As a result of this and our disciplined approach to capital allocation, we have the opportunity to return excess cash to our shareholders in a balanced manner through dividends and share repurchases.”

The share repurchases may be made from time to time in the open market or through privately negotiated transactions at management’s discretion, depending on market conditions and other factors, in accordance with Securities and Exchange Commission and other applicable legal requirements.

About Tractor Supply Company
At December 28, 2013, Tractor Supply Company operated 1,276 stores in 48 states. The Company’s stores are focused on supplying the lifestyle needs of recreational farmers and ranchers. The Company also serves the maintenance needs of those who enjoy the rural lifestyle, as well as tradesmen and small businesses. Stores are located in towns outlying major metropolitan markets and in rural communities. The Company offers the following comprehensive selection of merchandise: (1) equine, pet and small animal products, including items necessary for their health, care, growth and containment; (2) hardware, truck, towing and tool products; (3) seasonal products, including lawn and garden items, power equipment, gifts and toys; (4) work/recreational clothing and footwear; and (5) maintenance products for agricultural and rural use.

Forward Looking Statements:
As with any business, all phases of the Company's operations are subject to influences outside its control. This information contains certain forward-looking statements, including statements regarding the Company’s plan to repurchase its shares of common stock and the Company’s cash flow, financial liquidity and growth opportunities. These forward-looking statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may be affected by certain risks and uncertainties, any one, or a combination, of which could materially affect the results of the Company's operations. These factors include general economic conditions affecting consumer spending, the timing and acceptance of new products in the stores, the timing and mix of goods sold, purchase price volatility (including inflationary and deflationary pressures), the ability to increase sales at existing stores, the ability to manage growth and identify suitable locations, failure of an acquisition to produce anticipated results, the ability to successfully manage expenses and execute our key gross margin enhancing initiatives, the availability of favorable credit sources, capital market conditions in general, the ability to open new stores in the manner and number currently contemplated, the impact of new stores on our business, competition, weather conditions, the seasonal nature of our business, effective merchandising initiatives and marketing emphasis, the ability to retain vendors, reliance on foreign suppliers, the ability to attract, train and retain qualified employees, product liability and other claims, changes in federal, state or local regulations, potential judgments, fines, legal fees and other costs, breach of information systems or theft of customer data, ongoing and potential future legal or regulatory proceedings, management of our information systems, failure to secure or develop and implement new technologies, the failure of customer-facing technology systems, business disruption including from the implementation of supply chain technologies, effective tax rate changes and results of examination by taxing authorities and the ability to maintain an effective system of internal control over financial reporting. Forward-looking statements made by or on behalf of the Company are based on knowledge of its business and the environment in which it operates, but because of the factors listed above, actual results could differ materially from those reflected by any forward-looking statements. Consequently, all of the forward-looking statements made are qualified by these cautionary statements and those contained in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. There can be no assurance that the results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business and operations. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.